SETTLEMENT AGREEMENT

         This Settlement Agreement made as of February 4, 2004 by and among Ventures-National Incorporated d/b/a Titan General Holdings Inc., a Utah corporation (the "Company"), Irrevocable Children's Trust (the "Trust") and Robert Ciri, an individual residing at _____________ ("Ciri").

         WHEREAS, Ciri was employed by the Company as its Chief Executive Officer pursuant to an employment agreement dated July 29, 2003, and as a Director, for which services he was entitled to receive certain compensation and benefits;

         WHEREAS, effective December 31, 2003, Ciri resigned as an executive officer of the Company and each of its subsidiaries and effective February 4, 2004, he resigned as a Director of the Company and each of its subsidiaries;

         WHEREAS, pursuant to an oral agreement between the Trust and Ciri, the Trust has agreed to deliver 350,000 shares (the "Trust Shares") of common stock, par value $0.001 per share, of the Company ("Common Stock") to Ciri upon surrender by Ciri[, at his sole option on or prior to December 31, 2005,] to the Trust for cancellation of the warrant (the "Ciri Warrant") to purchase 1.0 million shares of Common Stock; and

         WHEREAS, in connection with such resignations, the parties desire to settle all amounts outstanding under the Employment Agreement and confirm their obligations in respect of the Trust Shares and the Ciri Warrant.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

1. PAYMENTS. In full satisfaction of all amounts owing and unpaid by the Company to Ciri as of the date of this Agreement:

         (i) the Company agrees to pay Ciri an aggregate of $50,000 in cash, payable in 6 equal monthly installments of $8,333.33 per month commencing February 20, 2004; and

         (ii) the Trust agrees to deliver the Trust Shares, free and clear of any liens or encumbrances (other than applicable securities law restrictions) to Ciri upon surrender by Ciri of the Ciri Warrant free and clear of all liens and encumbrances, on or prior to December 31, 2005.

2. RELEASE FROM LEASES. The Company agrees that it shall cause Ciri to be removed as a co-signer on the leases between the Company and Nissan Corporation and Avelon Leasing Corp. by no later than February 28, 2004 and shall provide written evidence of such removal to Ciri on or before such date.

3. NO SETOFF. The obligation of the Company and the Trust to make the respective payments or deliveries (as the case may be) provided for in this Agreement, are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment, or adjustment whatsoever.

4. ATTORNEY FEES. Each party shall pay his or its own attorneys' fees, costs and expenses


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      related to this Agreement.

5. EFFECTIVENESS. This Agreement shall become effective upon the execution and delivery by the parties hereto.

6. NOTICES. Unless otherwise provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three business days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as set forth on the signature pages hereof or to such other address as may be hereafter notified by the respective parties hereto.

7. AMENDMENTS AND WAIVERS. No provision hereof shall be modified, altered or limited except pursuant to a written instrument executed by the parties hereto.

8. SEVERABILITY. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

9. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.

10. CAPTIONS. The captions of the Sections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

11. SUBMISSION TO JURISDICTION. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to each Settlement Document or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns may be brought and determined in the courts of the State of New York, and each party hereto hereby irrevocably submits with regard to any such action or proceeding for itself and with respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts.

12. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.




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         IN  WITNESS  WHEREOF  the  parties  hereto or an officer  thereof  duly authorized have executed this Agreement as of the day and date first set forth above.



                                      /s/ ROBERT CIRI
                                  ------------------------------
                                        Robert Ciri


                                  VENTURES-NATIONAL INCORPORATED


                                  By: /s/ KENNETH L. SHIRLEY
                                  ------------------------------
                                  Name:  Kenneth L Shirley
                                  Title: President and Chief Executive Officer


                                  IRREVOCABLE CHILDREN'S TRUST


                                  By: /s/ DAVID M. MARKS
                                  ------------------------------
                                  Name:  David Marks
                                  Title: Trustee






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